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PROSPECTUS SUPPLEMENT                                          File No.333-52703
(To Prospectus Dated July 8, 1998)              Filed Pursuant to Rule 424(b)(3)

                             JMAR TECHNOLOGIES, INC.

                                  COMMON STOCK

         This Prospectus Supplement supplements the Prospectus dated July 8, 1998 relating to the prior registration of the public offering by certain shareholders of a total of 1,278,271 shares of Common Stock of the Company.


                              SELLING STOCKHOLDERS


         The information set forth under the caption "Selling Stockholders" in the Prospectus is supplemented to reflect the substitution of Bamboo Investments, Ltd. in place of Baytree Associates Incorporated as follows:


                                                                                         Number of        Percent of
                                        Number of       Percent                           Shares            Shares
                                        Shares of      of Shares          Number       Remaining if     Outstanding if
                                      Common Stock     of Common        of Shares       All Shares        All Shares
                                      Beneficially       Stock            Being         Registered       Registered Are
Name and Address                          Owned       Outstanding      Registered         Are Sold            Sold
-----------------------------------------------------------------------------------------------------------------------
Bamboo Investments, Ltd. (1)
c/o  Matheson  Trust  Company
(BVI) Limited
Road Town, Tortola
British Virgin Islands                   377,660         2.06%            16,160           361,500            2.06%

 (1) All shares are issuable upon exercise of presently exercisable options and warrants.


           The date of this Prospectus Supplement is October 30, 1998.